Exhibit 10(m) to
                                                                 Form 10-K

           A. P. GREEN INDUSTRIES,INC. SUPPLEMENTAL RETIREMENT INCOME PLAN

          WHEREAS, the Employee Retirement Income Security Act of 1974 permits the establishment of a nonqualified plan which is unfunded and is maintained "primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees;" and

          WHEREAS, the plan attached hereto as Exhibit A is a nonqualified plan that is (1) unfunded and (2) maintained "primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees" and is designed to provide pension and other benefits that otherwise would be provided under the Retirement Plan for A. P. Green Industries, Inc. and Associated Employers and any other qualified defined benefit plans maintained by A. P. Green Industries, Inc. and its subsidiaries but for the limitation on compensation imposed by
          Section 401(a)(17) of the Internal Revenue Code;

          NOW, THEREFORE, by virtue of the authority delegated to the undersigned officer of A. P. Green Industries, Inc. by resolution of its Board of Directors, the A. P. Green Industries, Inc. Supplemental Retirement Iincome Plan be and is established effective January 1, 1995 in the form attached hereto as Exhibit A.

          IN WITNESS WHEREOF, A. P. Green Industries, Inc. has caused these presents to be signed on its behalf by an officer thereunto duly
          authorized this     12th    day of March, 1995.

                                   A. P. GREEN INDUSTRIES, INC.

                                   By    /s/ Gary L. Roberts
                                   Its   Vice-President - CFO - Treasurer























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                                                                  Exhibit A










          A. P. GREEN INDUSTRIES, INC. SUPPLEMENTAL RETIREMENT INCOME PLAN

          Table of Contents


          Section                                                      Page

            1       Introduction and Definitions
                         1.1  Plan, Company, Effective Date               1
                         1.2  Purpose                                     1
                         1.3  Employers                                   1
                         1.4  Plan Administration                         1
                         1.5  Named Fiduciary                             2
                         1.6  Eligible Spouse                             2
                         1.7  Beneficiary                                 2
                         1.8  Actuarial Equivalent                        2

            2       Participation and Benefits
                         2.1  Eligibility                                 3
                         2.2  Amount of Supplemental Retirement Benefits  3
                         2.3  Form of Payment of Supplemental
                                   Retirement Benefits                    3
                         2.4  Time of Payment of Supplemental Retirement
                                   Benefits                               4
                         2.5  Early Retirement                            4
                         2.6  Supplemental Death Benefits                 4
                         2.7  Funding                                     5
                         2.8  Vesting                                     5

            3       General Provisions
                         3.1  Employment Rights                           6
                         3.2  Interests Not Transferable                  6
                         3.3  Controlling Law                             6
                         3.4  Gender and Number                           6
                         3.5  Action by Company                           6
                         3.6  Successor  to   the  Company  or
                                   Any  Other  Employer                   6
                         3.7  Facility of Payment                         6
                         3.8  Claims Procedure                            6

            4       Amendment and Termination                             8

           A. P. GREEN INDUSTRIES, INC. SUPPLEMENTAL RETIREMENT INCOME PLAN

                                      SECTION 1

                             Introduction and Definitions

          1.1 Plan, Company, Effective Date. A. P. Green Industries, Inc. (the "company") has established the A. P. Green Industries, Inc. Supplemental Retirement Income Plan (the "plan") effective January 1, 1995 (the "effective date").


          1.2 Purpose. The company and certain of its subsidiaries maintain and are employers under the RETIREMENT PLAN FOR A. P. GREEN INDUSTRIES, INC. AND ASSOCIATED EMPLOYERS (the "retirement plan"), which is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Internal Revenue Code. Section 401(a)(17) of the Internal Revenue Code places limitations on the amount of compensation that may be taken into account in determining the amount of benefits that may by paid from a qualified plan. However, the Employee Retirement Income Security Act of 1974 ("ERISA"), permits the payment under a nonqualified "deferred compensation plan" of the benefits that may not be paid under a qualified plan because of such limitations. The purpose of this plan is to provide benefits that may not be paid under the retirement plan and any other qualified defined benefit plans maintained by the controlled group of corporations of which the company is a member ("other controlled group retirement plans") because of the limitation on compensation imposed by Section 401(a)(17) of the Internal Revenue Code (the "compensation limit") with respect to participants in the retirement plan who are employed by an employer at the time of their retirement or other termination of employment. Benefits payable under this plan to a former employee are referred to as "supplemental retirement benefits" and benefits payable under this plan because of the death of an employee or a former employee are referred to as "supplemental death benefits."

          1.3 Employers. The company and each subsidiary of the company that is an employer under the retirement plan shall be an "employer" under this plan unless specified to the contrary by the company by writing filed with the committee described in subsection 1.4.

          1.4      Plan  Administration.  The plan  is administered by  the
          committee (the "committee") that is responsible for administration of the retirement plan. The committee has, to the extent appropriate, the same powers, rights, duties and obligations with respect to this plan. The committee shall determine all questions arising in the administration, interpretation and application of the plan and shall, in its sole discretion, construe and interpret the plan, decide all questions of eligibility and determine all claims for benefits. The committee's decision on these matters shall be conclusive and binding on all persons, and shall be upheld on review unless there is no rational basis for the decision.





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
          1.5 Named Fiduciary. The company is the named fiduciary with respect to the right to amend or terminate the plan. The committee is the named fiduciary with respect to the administration of the plan.

          1.6 Eligible Spouse. The spouse of a Participant will be considered as an eligible spouse as of any date if the spouse is treated as the Participant's eligible spouse under the retirement plan on the date of the Participant's death or, if earlier, on the date the Participant's benefit begins under the retirement plan.

          1.7 Beneficiary. Each Participant shall, in accordance with procedures established by the committee, designate a beneficiary to receive any payments which may become payable in accordance with the plan following the Participant's death. If no designated beneficiary survives the Participant, death benefits, if any, shall be paid to the Participant's surviving spouse; if there is no spouse, to the Participant's surviving children; if there are no children, to the Participant's surviving parents; if there are no parents, to the Participant's surviving siblings; if there are no siblings, to the Participant's estate.

          1.8 Actuarial Equivalent. For purposes of this plan, actuarially equivalent benefits shall be calculated on the basis of the actuarial factors, assumptions and tables applied for that purpose under the retirement plan.

                                      SECTION 2

                             Participation and Benefits.

          2.1 Eligibility. Subject to the conditions and limitations of the plan, each officer of an employer who is an employee of an employer shall become a "Participant" in this plan on or after the effective date if he is a participant in the retirement plan and accrues benefits under the retirement plan, or under the retirement plan and other controlled group retirement plans, which in the aggregate, are less than the aggregate benefits he otherwise would have accrued under the retirement plan and all other controlled group retirement plans (prior to the termination of any such plan or plans) if such compensation limit had not applied. Such Participant shall be entitled to supplemental retirement benefits under this plan as determined under subsection 2.2 if the Participant is employed by an employer at the time of his retirement or other termination of employment.

          2.2 Amount of Supplemental Retirement Benefits. The supplemental retirement benefits payable under this plan to a Participant shall be actuarially equivalent to the amount by which (1) below exceeds (2) below, where:

            (1) is the aggregate benefits that would have been payable to him, and to any other person or persons in the event of his death while receiving benefits, under the retirement plan and all other controlled group retirement plans if the compensation limit had not applied to the Participant; and

            (2) is the aggregate benefits payable to him, and to any other person or persons in the event of his death while receiving benefits, under the retirement plans after application of the compensation limit.

          Benefits  computed   before   and  after   application   of   the
          compensation limit include any benefits that would have been payable because of the termination of any such plan or plans.

          2.3 Form of Payment of Supplemental Retirement Benefits. If the Participant does not have an eligible spouse when payment of his benefit begins, the supplemental retirement benefits that he becomes entitled to receive under this plan shall be paid to him in the form of an annuity for his lifetime with 120 months guaranteed. If the Participant dies before receiving 120 monthly payments, payments shall continue to his Beneficiary for the balance of the period. If the Participant has an eligible spouse when payment of his benefit begins, the supplemental retirement benefits that he becomes entitled to receive under this plan shall be paid to him in the form of an actuarially equivalent joint and 50% survivor annuity paying an annuity for the Participant's lifetime, with 50% of his monthly benefit continuing for the lifetime of his surviving eligible spouse, if any, following his death.

          2.4        Time of  Payment  of Supplemental  Retirement Benefit.
          Payment shall commence at such time after his employment with an employer terminates as the committee determines, taking into account the best interest of the Participant and his dependents, subject to the following:

                    (a) Payment of the Participant's supplemental retirement benefits must not commence before the Participant's early retirement date under the retirement plan.

                    (b) Payment of the Participant's supplemental retirement benefits must commence not later than the date payment of his retirement benefits begins under the retirement plan.

                    (c) If the Participant's death occurs while employed by an employer or if the Participant's death occurs after he had become entitled to supplemental retirement benefits under this plan but before payment of such benefits has commenced, supplemental retirement benefits shall be payable under the plan with respect to the Participant only if and to the extent provided in subsection 2.6.

          2.5 Early Retirement. If payment of a supplemental benefit under this plan begins before the Participant reaches age 65, it shall be reduced for early commencement in accordance with rules of the retirement plan that would apply to a retirement plan benefit commencing at the same time.

          2.6 Supplemental Death Benefits. Supplemental death benefits shall be payable under the plan as follows:

                    (a) If a Participant's death occurs while employed by an employer, his eligible spouse, if any, shall be entitled to monthly supplemental death benefits under this plan for life. The benefits shall be actuarially equivalent to the additional monthly preretirement survivor annuity benefits that would have been payable to the Participant's eligible spouse under the retirement plan and all other controlled group retirement plans if the
                         compensation  limit   had  not   applied  to   the
                         Participant. Payment shall begin as of the earliest the date the retirement survivor annuity could commence under the retirement plan.

                    (b) If a Participant's death occurs after he had retired or otherwise terminated employment and had become entitled to supplemental retirement benefits under this plan but before payment of such benefits had commenced, his eligible spouse, if any, shall be entitled to monthly supplemental death benefits for life actuarially equivalent to
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
                         50 percent of the additional monthly amount that would have been payable to the Participant under the retirement plan and all other controlled group retirement plans in the form of a qualified joint and survivor annuity if the compensation limit had not applied to the Participant, determined as if the Participant had begun receiving the supplemental retirement benefits immediately prior to his death.

                    (c) If the Participant does not have an eligible spouse at the time of his death prior to the date payment of his supplemental retirement benefit begins, no supplemental death benefits shall be payable under the plan with respect to that Participant.

                    (d) If a Participant's death occurs while receiving supplemental retirement benefits, his surviving eligible spouse or beneficiary, as the case may be, if any, shall be entitled to supplemental retirement benefits, if any, payable following the death of the Participant under subsection 2.3.

          2.7 Funding. Benefits payable under this plan to a Participant or his eligible spouse shall be paid directly by the employers from their general assets in such proportions as the company shall determine. The employers shall not be required to segregate on their books or otherwise any amount to be used for the payment of benefits under this plan.

          2.8 Vesting. A Participant's right to benefits payable under this plan shall be 100% vested and nonforfeitable upon his completion of five years of continuous service as determined under the retirement plan.

                                      SECTION 3

                                  General Provisions

          3.1 Employment Rights. Establishment of the plan shall not be construed to give any Participant the right to be retained in the employ of an employer or to any benefits not specifically provided by this plan.

          3.2 Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or municipality, the interest of Participants and their beneficiaries under the plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.

          3.3 Controlling Law. The laws of the State of Missouri shall be controlling in all matters relating to the plan.

          3.4 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

          3.5 Action by the Company. Any action required of or permitted by the company under the plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

          3.6 Successor to the Company or Any Other Employer. The term "company" as used in the plan shall include any successor to the company by reason of merger, consolidation, the purchase or transfer of all or substantially all of the company's assets, or otherwise. The term "employer" as used in the plan with respect to the company or any subsidiary shall include any successor to that corporation by reason of merger, consolidation, the purchase or transfer of all substantially all of the assets of that corporation, or otherwise.

          3.7 Facility of Payment. Any amounts payable hereunder to any person under a legal disability or who, in the judgement of the committee, is unable to properly manage his affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the committee may select.

          3.8 Claims Procedure. Any application for benefits by a Participant, eligible spouse, or beneficiary submitted to the committee in writing shall constitute a claim. In any instance where such claim is denied in while or in part by the committee, the decision of the committee shall be provided in writing to the Participant, eligible spouse, or beneficiary setting forth the following:

                    (a)  The basis for denial of the claim;

                    (b)  The plan provision on which the denial is based;

                    (c) A description of any addition information required of the Participant, eligible spouse, or beneficiary; and

                    (d) An explanation of the procedures for reviewing claims under the plan.

          A Participant, eligible spouse, or beneficiary may, within 60 days after receiving notice that a claim has been denied, submit a written request for review of the claim denial. Upon receipt of a request for review, the committee has 60 days to review the claim denial and issue a written explanation of its decision on review. If special circumstances require more time for the review, the committee will notify the Participant, eligible spouse, or beneficiary. A written explanation of the decision on review will be issued within 120 days after the committee received the request for review.

                                      SECTION 4

                              Amendment and Termination

          While the employers expect to continue the plan, the company must necessarily reserve and reserves the right, by resolution of its Board of Directors, to amend the plan from time to time or terminate the plan at any time.

          In the event of termination, the benefits accrued as of the date of termination shall be frozen. The remaining provisions of the plan shall continue to apply with respect to such frozen benefits, but the amount of the benefit shall not increase, nor shall the amount of benefit payable under this plan exceed the amount that would have been payable had the plan remained in effect on the earliest of the Participant's death, retirement, or other termination of employment.

          In the event of amendment, the benefits accrued under the plan as of the effective date of any amendment will in no event be forfeited as a result of the amendment, nor shall the terms of the plan governing the benefits accrued as of such date be less favorable to any Participant as the result of such amendment.







































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